Exhibit 99.1

MidCap Financial Investment Corporation

Reports Financial Results for the Quarter Ended March 31, 2025

Results for the Quarter Ended March 31, 2025 and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.37

•	Net asset value per share as of the end of the quarter was $14.93, compared to $14.98 as of December 31, 2024, a decrease of 0.3%

•	New investment commitments made during the quarter totaled $376 million(1)

•	Gross fundings, excluding revolver fundings(2), totaled $357 million for the quarter

•	Net fundings, including revolvers(2), totaled $170 million for the quarter

•	Net leverage(3) was 1.31x as of March 31, 2025

•	Repurchased 476,656 shares of common stock at a weighted average price per share of $12.75, inclusive of commissions, for an aggregate cost of $6.1 million during the quarter

•	Completed Collateralized Loan Obligation (“CLO”) transaction, MFIC Bethesda CLO 2 LLC, a $529.6 million CLO secured by middle market loans in February 2025

•	On May 7, 2025, the Board of Directors (the “Board”) declared a dividend of $0.38 per share payable on June 26, 2025 to stockholders of record as of June 10, 2025(4)

New York, NY — May 12, 2025 — MidCap Financial Investment Corporation (NASDAQ: MFIC) or the “Company,” today announced financial results for the quarter ended March 31, 2025. The Company’s net investment income was $0.37 per share for the quarter ended March 31, 2025, compared to $0.40 per share for the quarter ended December 31, 2024. The Company’s net asset value (“NAV”) was $14.93 per share as of March 31, 2025, compared to $14.98 as of December 31, 2024.

On May 7, 2025, the Board declared a dividend of $0.38 per share payable on June 26, 2025 to stockholders of record as of June 10, 2025.

Mr. Tanner Powell, the Company’s Chief Executive Officer stated, “We reported solid first quarter results including a healthy level of earnings, a reduction in non-accruals, and strong portfolio growth. We continued to deploy the investment capacity generated from our recent mergers into assets originated by MidCap Financial, although this was partially offset by ongoing sales and repayments of non-directly originated assets acquired through the mergers. Additionally, we repurchased some stock below NAV during the quarter.” Mr. Powell continued, “Looking ahead, despite the uncertainty surrounding the duration and trajectory of current market volatility, we believe the current environment may present opportunities that MidCap Financial and MFIC are well-equipped to capitalize on.”

(1)	Commitments made for the direct origination portfolio.
(2)	During the quarter ended March 31, 2025, direct origination revolver fundings totaled $33 million, direct origination revolver repayments totaled $30 million.
(3)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(4)	There can be no assurances that the Board will continue to declare a base dividend of $0.38 per share.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total assets	$3.36	$3.19	$3.22	$2.55	$2.45
Investment portfolio (fair value)	$3.19	$3.01	$3.03	$2.44	$2.35
Debt outstanding	$1.94	$1.75	$1.77	$1.51	$1.41
Net assets	$1.39	$1.40	$1.42	$1.00	$1.01
Net asset value per share	$14.93	$14.98	$15.10	$15.38	$15.42
Debt-to-equity ratio	1.39 x	1.25 x	1.25 x	1.51 x	1.40 x
Net leverage ratio (1)	1.31 x	1.16 x	1.16 x	1.45 x	1.35 x

(1)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended March 31,
(in millions)*	2025	2024
Investments made in portfolio companies	$391.9	$152.8
Investments sold	(43.9)	—

Net activity before repaid investments	348.0	152.8
Investments repaid	(177.6)	(136.9)

Net investment activity	$170.4	$15.9

Portfolio companies, at beginning of period	233	152
Number of investments in new portfolio companies	20	7
Number of exited companies	(13)	(5)

Portfolio companies at end of period	240	154

Number of investments in existing portfolio companies	78	49

*	Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended March 31,
(in millions)*	2025	2024
Net investment income	$34.3	$28.5

Net realized and change in unrealized gains (losses)	(4.0)	(3.1)

Net increase in net assets resulting from operations	$30.3	$25.5

(per share)* (1)
Net investment income on per average share basis	$0.37	$0.44

Net realized and change in unrealized gain (loss) per share	(0.05)	(0.05)

Earnings per share — basic	$0.32	$0.39

*	Totals may not foot due to rounding.
(1)	Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *

During the three months ended March 31, 2025, the Company repurchased 476,656 shares at a weighted average price per share of $12.75, inclusive of commissions, for a total cost of $6.1 million. This represents a discount of approximately 14.72% of the average net asset value per share for the three months ended March 31, 2025.

Since the inception of the share repurchase program and through May 12, 2025, the Company repurchased 16,069,776 shares at a weighted average price per share of $15.82, inclusive of commissions, for a total cost of $254.2 million, leaving a maximum of $20.8 million available for future purchases under the current Board authorization of $275 million.

* Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of March 31, 2025, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $6.7 million, totaled $1.942 billion which was comprised of $125 million of Senior Unsecured Notes (the “2026 Notes”) which will mature on July 16, 2026, $80 million of Senior Unsecured Notes (the “2028 Notes”) which will mature on December 15, 2028, $232 million outstanding Class A-1 Notes in MFIC Bethesda CLO 1 LLC, $399 million outstanding secured debt in MFIC Bethesda CLO 2 LLC, and $1,106 million outstanding under the Company’s multi-currency revolving credit facility (the “Facility”). As of March 31, 2025, $6 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $548 million as of March 31, 2025, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

CONFERENCE CALL / WEBCAST AT 8:30 AM EDT ON MAY 13, 2025

The Company will host a conference call on Tuesday, May 13, 2025, at 8:30 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (800) 225-9448 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9708. Participants should reference either MidCap Financial Investment Corporation Earnings or Conference ID: MFIC0513 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Shareholders section of the Company’s website under Events at www.midcapfinancialic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through June 3, 2025, by dialing (800) 727-1367; international callers should dial (402) 220-2669. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Shareholders section of the Company’s website under Events in the Shareholders section of our website at www.midcapfinancialic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.midcapfinancialic.com.

Our portfolio composition and weighted average yields as of March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024 were as follows:

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Portfolio composition, at fair value:
First lien secured debt	93%	92%	91%	90%	90%
Second lien secured debt	0%	1%	1%	1%	1%

Total secured debt	93%	93%	92%	91%	91%
Unsecured debt	0%	0%	—%	—%	—%
Structured products and other	1%	1%	2%	1%	1%
Preferred equity	1%	1%	1%	1%	1%
Common equity/interests and warrants	5%	5%	5%	7%	7%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	10.5%	10.8%	11.1%	11.9%	12.0%
Second lien secured debt (2)	13.8%	14.4%	14.0%	14.1%	14.1%
Total secured debt (2)	10.5%	10.8%	11.1%	11.9%	12.0%
Unsecured debt portfolio (2)	9.5%	9.5%	9.5%	—%	—%
Total debt portfolio (2)	10.5%	10.8%	11.1%	11.9%	12.0%
Total portfolio (3)	9.4%	9.5%	9.6%	9.9%	10.0%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.9 billion	$2.7 billion	$2.7 billion	$2.1 billion	$2.0 billion
Fixed rate, as percentage of total	1%	1%	1%	0%	0%
Floating rate, as percentage of total	99%	99%	99%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.9 billion	$2.7 billion	$2.7 billion	$2.1 billion	$2.0 billion
Fixed rate, as percentage of total	1%	1%	1%	0%	0%
Floating rate, as percentage of total	99%	99%	99%	100%	100%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)	Exclusive of investments on non-accrual status.
(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)	The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation and investments on non-accrual status.

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,855,490 and $2,700,957, respectively)	$2,756,760	$2,605,329
Non-controlled/affiliated investments (cost — $176,063 and $142,686, respectively)	113,290	84,334
Controlled investments (cost — $326,224 and $333,754, respectively)	318,571	324,753
Cash and cash equivalents	83,703	74,357
Foreign currencies (cost — $1,367 and $1,487, respectively)	1,330	1,429
Receivable for investments sold	32,151	57,195
Interest receivable	25,346	19,289
Dividends receivable	459	709
Deferred financing costs	22,267	23,555
Unrealized appreciation on foreign currency forward contracts	33	—
Prepaid expenses and other assets	1,789	—

Total Assets	$3,355,699	$3,190,950

Liabilities
Debt	$1,935,242	$1,751,621
Payable for investments purchased	2,091	4,190
Management fees payable	6,061	6,247
Performance-based incentive fees payable	6,433	5,336
Interest payable	9,403	12,813
Accrued administrative services expense	—	60
Unrealized depreciation on foreign currency forward contracts	—	—
Other liabilities and accrued expenses	3,209	6,037

Total Liabilities	$1,962,439	$1,786,304

Commitments and contingencies (Note 9)

Net Assets	$1,393,260	$1,404,646

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 93,303,622 and 93,780,278 shares issued and outstanding, respectively)	$94	$94
Capital in excess of par value	2,652,015	2,658,090
Accumulated under-distributed (over-distributed) earnings	(1,258,849)	(1,253,538)

Net Assets	$1,393,260	$1,404,646

Net Asset Value Per Share	$14.93	$14.98

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$69,302	$59,996
Dividend income	—	12
PIK interest income	3,170	1,995
Other income	324	1,708
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	1,229	299
Dividend income	240	—
PIK interest income	351	34
Other income	—	—
Controlled investments:
Interest income (excluding PIK interest income)	4,072	4,287
Dividend income	—	—
PIK interest income	—	—
Other income	10	—

Total Investment Income	$78,698	$68,331

Expenses
Management fees	$6,061	$4,386
Performance-based incentive fees	6,433	6,038
Interest and other debt expenses	30,464	26,179
Administrative services expense	1,016	1,223
Other general and administrative expenses	1,248	2,129

Total expenses	45,222	39,955

Management and performance-based incentive fees waived	—	—
Performance-based incentive fee offset	—	—
Expense reimbursements	(806)	(168)

Net Expenses	$44,416	$39,787

Net Investment Income	$34,282	$28,544

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$3,588	$(7,470)
Non-controlled/affiliated investments	(188)	—
Controlled investments	—	—
Foreign currency transactions	(313)	(618)

Net realized gains (losses)	3,087	(8,088)

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(6,088)	4,983
Non-controlled/affiliated investments	(1,509)	(2,341)
Controlled investments	1,348	1,613
Foreign currency forward contracts	24	—
Foreign currency translations	(814)	778

Net change in unrealized gains (losses)	(7,039)	5,033

Net Realized and Change in Unrealized Gains (Losses)	$(3,952)	$(3,055)

Net Increase (Decrease) in Net Assets Resulting from Operations	$30,330	$25,489

Earnings (Loss) Per Share — Basic	$0.32	$0.39

Important Information

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The prospectus dated April 12, 2023, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing. An effective shelf registration statement relating to certain securities of the Company is on file with the SEC. Any offering may be made only by means of a prospectus and any accompanying prospectus supplement. Before you invest, you should read the base prospectus in that registration statement, the prospectus and any documents incorporated by reference therein, which the issuer has filed with the SEC, for more complete information about the Company and an offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

The information in the prospectus and in this announcement is not complete and may be changed. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Past performance is not indicative of, or a guarantee of, future performance. The performance and certain other portfolio information quoted herein represents information as of dates noted herein. Nothing herein shall be relied upon as a representation as to the future performance or portfolio holdings of the Company. Investment return and principal value of an investment will fluctuate, and shares, when sold, may be worth more or less than their original cost. The Company’s performance is subject to change since the end of the period noted in this report and may be lower or higher than the performance data shown herein.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). For tax purposes, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is externally managed by the Investment Adviser, an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”), a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in earnings before interest, taxes, depreciation and amortization, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of MFIC and distribution projections; business prospects of MFIC, and the prospects of its portfolio companies, if applicable; and the impact of the investments that MFIC expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); changes in general economic conditions, including the impact of supply chain disruptions, tariffs and trade disputes with other countries, or changes in financial markets, and the risk of recession; changes in the interest rate environment and levels of general interest rates and the impact of inflation; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. MFIC has based the forward-looking statements included in this press release on information available to it on the date hereof, and assumes no obligation to update any such forward-looking statements. Although MFIC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that MFIC in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

212.822.0625

ebesen@apollo.com

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